Exhibit 4.25
SENIOR SUBORDINATION AGREEMENT
     This SENIOR SUBORDINATION AGREEMENT, dated as of April 30, 2009 (this “Agreement”), by and among COMVEST NATIONSHEALTH HOLDINGS, LLC, a Delaware limited liability company, and MSL FAMILY LLC, a Delaware limited liability company (individually and collectively, the “Junior Lender”) and CAPITALSOURCE FINANCE LLC, a Delaware limited liability company, with its chief executive office located at 4445 Willard Avenue, Chevy Chase, Maryland 20815, as agent for itself and the other lenders under the Senior Loan Agreement referred to below (in such capacity, the “Agent”).
W I T N E S S E T H :
     WHEREAS, CapitalSource Finance LLC (together with its successors and assigns, the “Senior Lender”) and UNITED STATES PHARMACEUTICAL GROUP, L.L.C. d/b/a NATIONSHEALTH (“USPG”), a Delaware limited liability company, NATIONSHEALTH HOLDINGS, L.L.C., (“NHH”) a Florida limited liability company, NATIONSHEALTH, INC. (“NationsHealth”), a Delaware corporation, DIABETES CARE & EDUCATION, INC. (“DCE”), a South Carolina corporation, and NATIONAL PHARMACEUTICALS AND MEDICAL PRODUCTS (USA), LLC, a Florida limited liability company (“National”, together with USPG, NHH, NationsHealth, and DCE, collectively, the “Borrower”) are parties to a certain Third Amended and Restated Revolving Credit, Term Loan and Security Agreement dated as of April 11, 2007 (as amended, restated, supplemented, replaced or otherwise modified from time to time, the “Original Senior Loan Agreement”) under which the Senior Lender has made or may make loans and other financial accommodations to Borrower;
     WHEREAS, pursuant to the Original Senior Loan Agreement, Borrower has granted in favor of the Senior Lender a first priority lien on and security interest in (collectively, the “Senior Lien”) substantially all of the assets and property of Borrower as security for their obligations to the Senior Lender under the Original Senior Loan Agreement;
     WHEREAS, the Senior Lender designated Agent as its agent for taking certain actions on its behalf pursuant to Section 12.12 of the Original Senior Loan Agreement;
     WHEREAS, NationsHealth intends to merge with NationsHealth Acquisition Corp. (“NAC”), a Delaware corporation and a wholly owned subsidiary of the Junior Lender, subject to the terms of that certain Agreement and Plan of Merger dated April 30, 2009 (the “Merger Agreement”), pursuant to which NAC shall be merged with and into NationsHealth, the separate corporate existence of NAC shall thereupon cease, and NationsHealth shall be the surviving corporation (such transaction, the “Merger”);

     WHEREAS, in connection with the execution and delivery of the Merger Agreement, the Junior Lender has agreed to provide a bridge loan to Borrower in the principal amount of $3,000,000 (the “Bridge Loan”) in accordance with the terms of that certain Bridge Loan Agreement dated April 30, 2009 by and between the Junior Lender and Borrower (as amended, supplemented or otherwise modified from time to time, the “Junior Agreement”), which Bridge Loan is evidenced by that certain 10% Secured Convertible Subordinated Promissory Note in the principal amount of $3,000,000 dated April 30, 2009 (the “Junior Note”); and
     WHEREAS, upon the consummation of the Merger, the Bridge Loan shall be converted into shares of Series A Preferred Stock of NationsHealth;
     WHEREAS, Borrower has granted in favor of the Junior Lender a lien on and security interest (collectively, the “Junior Lien”) in substantially all of Borrower’s assets and property as security for its obligations to the Junior Lender under the Junior Agreement;
     WHEREAS, the Agent on behalf of the Senior Lender has, among other things, consented to the execution and delivery by Borrower of the Merger Agreement, the Junior Agreement and the Junior Note pursuant to that certain Consent, Waiver, Joinder and Eighth Amendment to Third Amended and Restated Revolving Credit, Term Loan and Security Agreement dated April 30, 2009 (the “Eighth Amendment”) and, concurrently with the execution and delivery of the Eighth Amendment, agreed to further amend and restate the Original Senior Loan Agreement pursuant to a certain Fourth Amended and Restated Revolving Credit, Term Loan and Security Agreement dated April 30, 2009 (the “Senior Loan Agreement”); and
     WHEREAS, it is a condition precedent to the effectiveness of the Eighth Amendment and the Senior Loan Agreement that, among other things, the Junior Lender shall have executed and delivered this Agreement subordinating its rights with respect to the Junior Obligations (as defined below) to the rights of the Senior Lender with respect to the Senior Obligations (as defined below) and that Borrower shall have acknowledged this Agreement.
     NOW, THEREFORE, in consideration of the promises contained herein and to induce the Agent on behalf of the Senior Lender to enter into the Eighth Amendment and the Senior Loan Agreement, the Junior Lender hereby agrees as follows:
     SECTION 1. Definitions. Capitalized terms used but not defined herein shall have the meanings given to them in the Senior Loan Agreement, and the rules of usage set forth therein shall apply hereto.

     SECTION 2. Subordination.
          (a) All Junior Obligations, and all claims, demands, rights and remedies of the Junior Lender with respect thereto, are and shall continue at all times to be subject, subordinate and junior in right of payment and priority to the Senior Obligations including, without limitation, all interest on the Senior Obligations at the rate stated in the Senior Loan Agreement from the date of the filing by or against Borrower of a petition under any bankruptcy, insolvency or similar law whether or not such interest is allowable in any such proceeding to the date of the indefeasible payment in full of the Senior Obligations (“Postpetition Interest”). The term “Junior Obligations,” as used in this Agreement, shall mean and include the principal amount of and the premium, if any, and interest on all indebtedness and other monetary obligations of Borrower to the Junior Lender under the Merger Agreement, the Junior Agreement and the Junior Note, together with all fees, costs and expenses relating thereto, whether direct or contingent, now or hereafter existing, due or to become due to, or held or to be held by the Junior Lender, whether created directly or acquired by assignment or otherwise, including, without limitation, all principal of and premium, if any, and interest on the Junior Note (including extensions, modifications, refinancings, renewals and refundings thereof) and any other note or notes or any other agreement between Borrower and the Junior Lender, including but not limited to fees, costs and/or expenses owed or owing to the Junior Lender under or by reason of the Merger Agreement, including but not limited to (i) the Termination Fee (as defined in the Merger Agreement), (ii) the Transaction Fees (as defined in the Merger Agreement) and (iii) any other Parent Damages (as defined in the Merger Agreement)(the fees and damages set forth in the foregoing clauses (i), (ii) and (iii), collectively, the “Merger Agreement Fees and Damages”). The term “Senior Obligations,” as used in this Agreement, shall mean and include the principal amount of and the premium, if any, and interest (including Postpetition Interest) and all other amounts on all of the Obligations including, without limitation, Collateral Management Fees, Unused Line Fees, the Restatement Fee, Yield Maintenance and amounts due under the Equity Participation Fee Agreement, and all other fees, costs and expenses relating thereto, whether direct or contingent, now or hereafter existing, due or to become due to, or held or to be held by, the Senior Lender, whether created directly or acquired by assignment or otherwise (including extensions, modifications, refinancings, renewals and refundings thereof).
          (b) Except as provided in Section 2(c), the Junior Lender shall not receive, demand or accept, either directly or indirectly, any payment (of any kind or character) on the Junior Obligations, whether as principal, premium, interest or otherwise, unless and until all the Senior Obligations including, without limitation, all Postpetition Interest, have been indefeasibly paid in full in cash and the obligation (the “Commitment”) of the Senior Lender, if any, to make loans and advances under the Senior Loan Agreement has been terminated.

          (c) Notwithstanding any provision of this Agreement to the contrary, (i) the Junior Lender may convert the Bridge Loan into shares of Series A Preferred Stock of NationsHealth in accordance with the terms and conditions of Section 6(a) of the Junior Note as in effect on the date of this Agreement and receive, accept and retain such shares of Series A Preferred Stock, (ii) the Junior Lender may exercise its option under either Section 2(c) and Section 2(d) of the Junior Note as in effect on the date of this Agreement to convert the Bridge Loan into shares of Series A Preferred Stock of NationsHealth and receive, accept and retain such shares of Series A Preferred Stock (the “Voluntary Conversion Option”), (iii) the Junior Lender may receive, accept and retain any accrued interest on the Junior Note that is required to be paid by Borrower upon any conversion permitted under clauses (i) and (ii) of this subsection; (iv) the Junior Lender may receive, accept and retain the Bridge Loan Warrant (as defined in the Junior Loan Agreement) in accordance with the terms and conditions of Section 1(m) of the Junior Loan Agreement; (v) the Junior Lender may exercise the Preferred Stock Investment Option (as defined in the Merger Agreement), (vi) upon the closing of the Bridge Loan the Junior Lender may receive, accept and retain the fees, costs and expenses required to be paid to the Junior Lender from the proceeds of the Bridge Loan in accordance with Section 3(c) of the Junior Loan Agreement; (vii) upon the termination of the Merger Agreement pursuant to Section 7.1(d)(iii) in connection with a Superior Proposal (as such term is defined in the Merger Agreement), the Junior Lender may receive, accept and retain the Termination Fees (as such term is defined in the Merger Agreement) and other amounts required to be paid under Section 7.3(a) of the Merger Agreement, the outstanding principal balance of the Junior Note and the balance of any unpaid and accrued interest thereon, as long as (i) all amounts permitted to be paid under this clause (vii) are paid from the proceeds provided by or received from the person making the Superior Proposal and (ii) the person making the Superior Proposal has agreed that any proceeds are subordinate to the payment of the Senior Obligations as provided herein and (viii) upon the closing of the Merger, the Junior Lender may receive, accept and retain the balance of any unpaid and accrued interest on the Bridge Loan, any unpaid Transaction Fees and any other fees, costs and expenses required to be paid or reimbursed by Borrower in connection with the Merger Agreement from the Investment Amount (as such term is defined in the Merger Agreement).
In addition, the Junior Lender may receive, accept and retain regularly scheduled monthly interest payments under the Junior Note at a rate per annum equal to 10% unless (i) a Default or an Event of Default has occurred and is continuing under the Senior Loan Agreement (a “Senior Default”) with respect to which the Junior Lender has received from the Senior Lender a notice (a “Senior Default Notice”) prohibiting the Junior Lender from receiving, collecting or accepting any of the foregoing payments and from commencing any Enforcement Action (as defined below) and (ii) either (x) the Junior Lender has not received a written notice from the Senior Lender informing the Junior Lender that such Senior Default has been waived or cured, or (y) less than one hundred eighty (180) days have passed since the date of the Junior Lender’s receipt of such Senior Default Notice.
Nothing in this subsection (c) shall prohibit the accrual (but not the payment to the Junior Lender) of interest on the Junior Obligations at the default rate in accordance with the terms of the Junior Agreement or the Junior Note following the occurrence of an event of default under the Junior Agreement or the Junior Note.
          (d) If the Junior Lender shall receive any payment or prepayment (including from any account debtor under any accounts receivable of Borrower or following an Insolvency Event) on the Junior Obligations that it is not entitled to receive under this Agreement, the Junior Lender will hold any amount so received in trust for the Senior Lender and shall, as soon as possible, turn over such payment to the Agent on behalf of the Senior Lender in the form received (together with any necessary endorsements) to be applied to the Senior Obligations.

          (e) Unless and until the Senior Obligations shall have been indefeasibly paid in full in cash and the Commitment has been terminated, the Junior Lender will not accelerate the maturity of the Junior Obligations or commence any action or proceeding against Borrower to recover all or any part of the Junior Obligations, or join with any other creditor in doing so, unless (i) in the case of the acceleration of the Junior Obligations, (A) only if the Agent on behalf of the Senior Lender has accelerated the Senior Obligations and consented in writing to the acceleration of the Junior Obligations or (B) an event of default has occurred and is continuing under Section 7(a) of the Junior Loan Agreement and, as applicable, the Thirty Day Post-Maturity Period (as defined in Section 2(c) of the Junior Note) or the Thirty Day Post-Termination Period (as defined in Section 2(d) of the Junior Note) has expired without the payment or purchase in full of the Junior Obligations as provided in Section 2(c) and Section 2(d) of the Junior Note (a “Junior Default”), written notice of which the Junior Lender has delivered to the Senior Lender (the “Junior Default Notice”), and thirty (30) days (or, if a Senior Default with respect to which the Junior Lender has received from the Senior Lender a Senior Default Notice, one hundred eighty (180) days from the date of delivery by the Senior Lender of a Senior Default Notice if delivered during such thirty-day period) have expired since the date of the Senior Lender’s receipt of the Junior Default Notice and such Junior Default has not been cured or waived during such time periods, (ii) in the case of any action or proceeding brought against Borrower under any bankruptcy, insolvency or similar law or any other proceeding the result of which could give rise to an Insolvency Event (as defined below), the Senior Lender shall have joined therein or (iii) in the case of any other action or proceeding that does not involve an Enforcement Action (which shall be governed exclusively by Section 3(s) hereof), a Junior Default has occurred and is continuing with respect to which the Junior Lender has delivered a Junior Default Notice to the Senior Lender, and thirty (30) days (or one hundred eighty (180) days from the date of delivery by the Senior Lender of a Senior Default Notice if delivered during such thirty-day period) have expired since the date of the Senior Lender’s receipt of such Junior Default Notice and such Junior Default has not been cured or waived during such time periods. For purposes of this Agreement, the term “Insolvency Event” shall mean, with respect to any Borrower, the occurrence of any of the following: (i) such Borrower shall be adjudicated insolvent or bankrupt or institutes proceedings to be adjudicated insolvent or bankrupt, or shall generally fail to pay or admit in writing its inability to pay its debts as they become due, (ii) such Borrower shall seek dissolution or reorganization or the appointment of a receiver, trustee, custodian, or liquidator for it or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, (iii) such Borrower shall make a general assignment for the benefit of its creditors, or consent to or acquiesce in the appointment of a receiver, trustee, custodian, or liquidator for a substantial portion of its property, assets or business, (iv) such Borrower shall file a voluntary petition under any bankruptcy, insolvency, or similar law, (v) such Borrower shall take any corporate or similar act in furtherance of any of the foregoing, or (vi) such Borrower, or a substantial portion of its property, assets or business, shall become the subject of an involuntary proceeding or petition for (A) its dissolution or reorganization or (B) the appointment of a receiver, trustee, custodian or liquidator, and (I) such proceeding shall not be dismissed or stayed within sixty (60) days, (II) such receiver, trustee, custodian or liquidator shall be appointed or (III) such Person fails to contest in a timely or appropriate manner any such proceeding or petition.

          (f) Upon the occurrence of any Insolvency Event of Borrower or in the event of a sale of all or substantially all of the assets, or any other marshaling of the assets and liabilities, or any recapitalization, refinancing or reorganization, of Borrower, the Senior Obligations shall first be indefeasibly paid in full in cash and the Commitment terminated before the Junior Lender shall be entitled to receive any money, distributions or other assets in any such proceeding. In any such event, the Junior Lender shall demand, sue for, collect or receive every such payment or distribution of cash, property, stock or obligations, give acquittance therefor, file claims and proofs of claim in any statutory or nonstatutory proceeding, exercise the rights of the Junior Lender arising under or relating to the Junior Agreement or the Junior Note and vote the claim of the Junior Lender under the Junior Agreement or the Junior Note in its sole discretion in connection with any such event, including, without limitation, the right to participate in any composition of creditors and to vote at creditors’ meetings for the election of trustees, acceptances of plans of reorganization and any other matter upon which the Junior Lender would be otherwise entitled to vote; provided, that if the Junior Lender votes its claim, the Junior Lender shall not, without the prior written consent of the Agent on behalf of the Senior Lender, vote to accept a plan of liquidation, reorganization, arrangement, composition or extension that does not provide for the payment, refinancing, restatement or recognition in full of all of the Senior Obligations. In the event that the Junior Lender shall fail to take any such action following the written request of the Agent on behalf of the Senior Lender or fail to vote its claim in any proceedings prior to 5 days before the expiration of the time to vote, the Agent on behalf of the Senior Lender may (but shall not be obligated) demand, sue for, collect or receive every such payment or distribution of cash, property, stock or obligations, give acquittance therefor, file claims and proofs of claim in any statutory or nonstatutory proceeding, exercise the rights of the Junior Lender arising under or relating to the Junior Agreement or the Junior Note and vote the claim of the Junior Lender under the Junior Agreement or the Junior Note in its sole discretion in connection with any such event, including, without limitation, the right to participate in any composition of creditors and to vote at creditors’ meetings for the election of trustees, acceptances of plans of reorganization and any other matter upon which the Junior Lender would be otherwise entitled to vote. In such an event, the Junior Lender hereby irrevocably authorizes the Agent on behalf of the Senior Lender and grants to the Agent on behalf of the Senior Lender an exclusive power of attorney (which power of attorney is coupled with an interest and is irrevocable), but without imposing any obligation upon the Agent on behalf of the Senior Lender, to demand, sue for, collect or receive every such payment or distribution of cash, property, stock or obligations, to give acquittance therefor, to file claims and proofs of claim in any statutory or nonstatutory proceeding, to exercise the rights of the Junior Lender arising under or relating to the Junior Agreement or the Junior Note and to vote the claim of the Junior Lender under the Junior Agreement or the Junior Note in its sole discretion in connection with any such event, including, without limitation, the right to participate in any composition of creditors and to vote at creditors’ meetings for the election of trustees, acceptances of plans of reorganization and any other matter upon which the Junior Lender would be otherwise entitled to vote. In furtherance of the foregoing, at the request of the Agent on behalf of the Senior Lender, the Junior Lender shall execute and deliver to the Agent on behalf of the Senior Lender a separate power of attorney and such further powers and instruments as the Agent on behalf of the Senior Lender may request to enable the Agent on behalf of the Senior Lender to enforce its rights under this subsection. Any payment or distribution of any kind which otherwise would be payable or deliverable upon or with respect to the Junior Obligations in any such proceeding, other than as set forth in Section 2(c), shall be paid or delivered directly to the Agent on behalf of the Senior Lender for application to the Senior Obligations until the Senior Obligations shall have been indefeasibly paid in full.
          (h) The Senior Lender may, at any time and from time to time, without the consent of or notice to the Junior Lender, without incurring responsibility or liability to the Junior Lender and without impairing or releasing any right or remedy of the Agent on behalf of the Senior Lender hereunder:

          (i) amend, modify, restate, alter or waive any of the terms of the Senior Loan Agreement or any of the other documents, agreements or instruments evidencing or securing the Senior Obligations (collectively, the “Senior Loan Documents”) in any manner not prohibited under this Section 2(h),
          (ii) change the manner, place or terms of payment of, change or extend the time of payment of, or renew, increase or alter the Senior Obligations, or waive defaults under or amend the Senior Loan Agreement or any other Loan Document in any manner or enter into or amend in any manner or waive defaults under any other agreement relating to the Senior Obligations;
          (iii) sell, exchange, release or otherwise deal with any property by whomsoever at any time pledged to secure, or howsoever securing, the Senior Obligations;
          (iv) release any Person liable in any manner for the payment or collection of any of the Senior Obligations;
          (v) exercise or refrain from exercising any rights against Borrower or any other Person; or
          (vi) apply any sums by whomsoever paid or however realized to the Senior Obligations.
          (i) The Junior Lender waives notice of acceptance of this Agreement.
          (j) The Junior Lender will cause each note or other instrument that evidences any Junior Obligations (including, without limitation, the Junior Agreement and the Junior Note) to bear upon its face a statement or legend to the effect that such note or other instrument is subordinated to the Senior Obligations in the manner and to the extent set forth in this Agreement. The Junior Lender shall mark its books and records, including any financial statements, to show that the Junior Obligations are so subordinated to the Senior Obligations.
          (k) The Borrower and the Junior Lender agree that they will not amend, modify or supplement the Junior Agreement or the Junior Note without the prior written consent of the Senior Lender pursuant to the Senior Loan Agreement or any of the other documents, agreements or instruments (collectively, the “Senior Loan Documents”). Notwithstanding the foregoing, if the Senior Loan Documents are amended or otherwise modified to provide for additional covenants or events of default or to make more restrictive any existing covenants or events of default applicable to the Borrower, then the Junior Agreement, the Junior Note, and/or any other documents related thereto shall be amended to provide for such additional covenants or events of default or such more restrictive covenants or events of default, as the case may be.
          (l) Subject to the indefeasible payment in full of the Senior Obligations in cash and the termination of the Commitment, the Junior Lender shall be subrogated to the Senior Lender’s rights to receive payments or distributions in cash or property applicable to the Senior Obligations, and no payment or distribution made to the Senior Lender by virtue of this Agreement that otherwise would have been made to the Junior Lender shall be deemed to be a payment by Borrower on account of the Junior Obligations.

          (m) The Junior Lender will not sell, assign, transfer or otherwise dispose of all or any part of, or any interest in, the Junior Obligations to any Person without having first obtained (i) such Person’s agreement in writing to be bound as the Junior Lender’s successor by the terms of this Agreement or, in the case of an interest in the Junior Obligations, an acknowledgment by such interest holder of the terms hereof, or (ii) the Agent on behalf of the Senior Lender’s prior written consent.
          (n) The Junior Lender agrees that it will not exercise any right of setoff it may have against the Junior Obligations in respect of any obligation owed by the Junior Lender to Borrower.
          (o) If Borrower shall become subject to a case under the Bankruptcy Code, and if the Agent on behalf of the Senior Lender desires to permit the use of cash collateral or to provide (or to permit another Person to provide) financing to Borrower under either Section 363 or Section 364 of the Bankruptcy Code on such terms and conditions and in such amounts as the Agent on behalf of the Senior Lender may decide, the Junior Lender agrees as follows: (i) adequate notice to the Junior Lender shall be deemed to have been given to the Junior Lender if the Junior Lender receives notice at least five (5) Business Days prior to the hearing held by the applicable bankruptcy court to consider entry of an order approving such use or financing, provided that nothing in this subsection shall be deemed to entitle the Junior Lender to any notice not required by the Bankruptcy Code and that no such notice need be given with respect to an interim order approving such use or financing so long as the conditions in clause (ii) hereof to avoid an objection by the Junior Lender have been met, and (ii) no objection will be raised by the Junior Lender to any such use or financing on the grounds of a failure to provide “adequate protection” of the Junior Lien or any other ground if the Junior Lender is granted, with the approval of the applicable bankruptcy court, a lien on and security interest in the post-petition Collateral to secure any claim that it may have on account of the post-petition diminution in value of the Collateral, which lien shall be subordinate to the Lien of the Senior Lender, any Liens to which the Lien of the Senior Lender is subordinate and any “carve-out” reasonably agreed to by the Agent on behalf of the Senior Lender. For purposes of this subsection, “Lien” shall mean any liens granted to the Senior Lender pursuant to the Senior Loan Documents together with any post-petition liens and/or super-priority claims for Post-Petition Financing and adequate protection of the Senior Lender’s pre-petition liens. For purposes of this subsection, notice of a proposed financing or use of cash collateral shall be deemed given when made in the manner prescribed by this Agreement, or as the applicable bankruptcy court may approve, or, actual notice is given to the Junior Lender or its counsel, whichever is soonest. In addition, the Junior Lender, its capacity as the holder of a secured claim, agrees that it will not object to or oppose, and will consent to, a sale or other disposition of any of the Collateral free and clear of security interests, liens or other claims of the Junior Lender under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if (x) the Agent on behalf of the Senior Lender has consented to such sale or disposition and (y) the sale or other disposition has been subject to notice, efforts to attract competitive bids and a competitive bidding procedure reasonably satisfactory under the circumstances to the Junior Creditor. The parties acknowledge and agree that (i) the claims and interests of the Senior Lender under the Senior Loan Agreement are substantially different from the claims and interests of the Junior Lender under the Junior Agreement and the Junior Note and (ii) such claims and interests should be treated as separate classes for purposes of Section 1122 of the Bankruptcy Code. It is acknowledged and agreed that this Agreement shall constitute a “subordination agreement” within the meaning of Section 510(a) of the Bankruptcy Code.

          (p) All liens, pledges, and security interests of any nature upon or in any Collateral held by the Junior Lender, including, without limitation, the Junior Lien, or any other Person for the benefit or of or otherwise in favor of the Junior Lender shall be and are hereby made inferior and junior to the liens, pledges and security interests of any nature upon or in any Collateral held by or in favor of the Senior Lender, including, without limitation, the Senior Lien, regardless of the failure to perfect or the order or manner of perfection of any such liens, pledges and security interests. The priorities set forth in this Agreement are applicable irrespective of any priority available to the Senior Lender or the Junior Lender under contract or applicable law or any representation or warranty of Borrower to the contrary in any agreement, instrument, or other document to which the Junior Lender is a party.
          (q) Notwithstanding the lack of perfection of any of the liens or security interests of the Senior Lender with respect to any or all of the Collateral or any priority in time of perfection of any of the liens or security interests of the Junior Lender over the liens or security interests of the Senior Lender with respect to any or all of the Collateral, the liens and security interests of the Senior Lender with respect to the Collateral shall be superior and prior in right of payment and enforcement to the liens and security interests of the Junior Lender.
          (r) The Senior Lender may take any judicial or nonjudicial action, including any action to enforce its liens on or security interests in any or all of the Collateral, including, without limitation, to foreclose, execute, levy upon, or collect or dispose of any or all of the Collateral (each, an “Enforcement Action”) as it shall determine in its sole and exclusive judgment.
          (s) The Junior Lender agrees that, until all the Senior Obligations have been indefeasibly paid in full in cash and the Commitment has been terminated, the Junior Lender shall not commence or continue to prosecute or otherwise proceed with an Enforcement Action, contact any account debtor of Borrower, or otherwise take any action that will impede, interfere with, restrict or restrain the exercise by the Senior Lender of its right and remedies under the Senior Loan Agreement or which is contrary, prejudicial or inconsistent with the Senior Lender’s first priority secured position in the Collateral unless (i) a Junior Default has occurred and is continuing, the Junior Lender has delivered a Junior Default Notice to the Senior Lender and either (A) thirty (30) days have expired since the date of the Junior Lender’s delivery of such Junior Default Notice and the Junior Lender has not received a Senior Default Notice from the Senior Lender or (B) the Junior Lender has received a Senior Default Notice from the Senior Lender and one hundred eighty (180) days have expired since the date of such receipt and at the end of the relevant time period described in (A) and (B), the Senior Lender has not commenced or is not continuing to prosecute or otherwise proceed with an Enforcement Action, it being understood that (1) the Junior Lender shall not commence any Enforcement Action if no Junior Default has occurred and is continuing (or if there exists no basis for such Junior Default as set forth in Section 2(e) hereof), (2) the Junior Lender shall discontinue any Enforcement Action commenced by it at any time thereafter if the Senior Lender shall have commenced an Enforcement Action with respect to any Collateral, and (3) in no event shall the Junior Lender have the right to instruct any bank holding proceeds of any Collateral in a lockbox or blocked account as to the disposition of such proceeds. The Senior Lender (to the exclusion of the Junior Lender and the Junior Collateral Agent) shall have (whether or not any default or event of default under the Senior Loan Agreement, the Junior Agreement, the Junior Notes, or any agreement relating thereto shall have occurred and be continuing, and both before and after the occurrence of any Insolvency Event of Borrower) the sole and exclusive right to administer, enforce and consent to all matters in respect of the Collateral, including the right (A) to release, or direct or consent to the release of, with or without consideration, the Collateral from the lien of the Senior Loan Agreement or the Junior Notes, and (B) to direct or consent to the sale, transfer, lease, or other disposition of the Collateral, the foreclosure or forbearance from foreclosure in respect of the Collateral (including, without limitation, seeking or not seeking relief from any stay against foreclosure in respect of the Collateral upon the occurrence of any Insolvency Event), and the acceptance of the Collateral in full or partial satisfaction of the Senior Obligations.

          (t) Upon the sale or other disposition of any Collateral by or on behalf of the Agent on behalf of the Senior Lender or the release or agreement of the Agent on behalf of the Senior Lender to release the Senior Lien in any Collateral (whether in connection with any Enforcement Action by the Agent on behalf of the Senior Lender or otherwise), the Junior Lender shall be deemed to have consented (and does hereby consent) to such sale and to have released (and does hereby release) any Junior Lien in the Collateral being sold, disposed of or released from the Senior Lien and shall, at the request of the Agent on behalf of the Senior Lender, take all action and, if required, execute and deliver all documents requested by the Agent on behalf of the Senior Lender in connection therewith. Each of the Junior Lender and the Junior Collateral Agent hereby appoints and constitutes the Agent on behalf of the Senior Lender as its attorney-in-fact and authorizes the Agent on behalf of the Senior Lender to make any payment on or take any act necessary or desirable to protect or preserve any of the Collateral. This power of attorney is coupled with an interest and is irrevocable.
          (u) The Junior Lender agrees not to seek to avoid, contest or bring (or join in) any action or proceeding to contest the validity of any rights of the Senior Lender with respect to the Collateral or the validity or reasonableness of any actions taken or omitted to be taken by the Agent on behalf of the Senior Lender hereunder or in connection herewith, under the Senior Loan Agreement or under any other Loan Document, or in respect of any of the Collateral including, without limitation, (i) the timing, method, or manner of collecting, disposing of or liquidating any of the Collateral, (ii) the terms, including the price and percentage of consideration received in cash, of any such disposition or liquidation, or (iii) the failure to dispose of or liquidate any of the Collateral. Without limitation of the foregoing, the Junior Lender hereby waives, to the fullest extent permitted by law, (A) any right under Section 9-615(a) of the Code with respect to the application of disposition proceeds to the Senior Obligations, (B) any right to notice and objection under Section 9-620 of the Code, promptness, diligence, notice of acceptance, and any other notice with respect to any of the obligations under the Junior Agreement or the Junior Notes, and (C) any requirement that the Agent on behalf of the Senior Lender exhaust any right or take any action against Borrower, any other Person, the Collateral, or any other collateral. In addition, the Junior Lender agrees that the Agent on behalf of the Senior Lender shall have no obligation to marshal any Collateral or to seek recourse against or satisfaction of any of the Senior Obligations from one source before seeking recourse against or satisfaction from another source. The Junior Lender further agrees that the net cash proceeds resulting from the Senior Lender’s exercise of any right to liquidate all or substantially all of the Collateral, including any and all collections (after deducting all of the Senior Lender’s expenses related thereto), may be applied by the Senior Lender to such of the Senior Obligations and in such order as the Agent on behalf of the Senior Lender may elect in its sole and absolute discretion, whether due or to become due. The Junior Lender further agrees that all of the Senior Lender’s remedies under the Loan Documents shall be cumulative, may be exercised simultaneously against any Collateral and either Loan Party or in such order and with respect to such Collateral or such Loan Party as the Agent on behalf of the Senior Lender may deem desirable, and are not intended to be exhaustive.

          (v) Notwithstanding any provision of this Agreement to the contrary, this Agreement shall not limit the right of the Junior Lender to receive any Reorganized Securities. For purposes hereof, “Reorganized Securities” shall mean securities of Borrower or any other Person (including those of Borrower as reorganized) issued to the Junior Lender in respect of all or a part of the Junior Obligations and provided for by a plan of reorganization in a proceeding under the Bankruptcy Code or in connection with an Insolvency Event of Borrower, provided, that (i) such securities are (a) equity securities or (b) debt securities subordinated to the Senior Obligations (and any debt securities received by the holders of the Senior Obligations in such proceeding) at least to the same extent as the Junior Obligations are subordinated to the Senior Obligations pursuant to this Agreement and (ii) such securities are authorized by a court of competent jurisdiction in a final order or decree which, in the case of debt securities, gives effect to this proviso and the subordination of such debt securities to the Senior Obligations (and any debt securities received by the holders of the Senior Obligations in such proceeding) on the terms set forth in this Agreement.
          (w) Notwithstanding any provision of this Agreement to the contrary, if the Junior Lender shall have exercised the Voluntary Conversion Option, then the Junior Lender shall not receive, demand or accept, either directly or indirectly, any payment (of any kind or character) in respect of the Merger Agreement Fees and Damages, deliver a Junior Default Notice, commence or continue to prosecute or otherwise proceed with an Enforcement Action with respect to the collection or enforcement of the Merger Agreement Fees and Damages, contact any account debtor of Borrower, or otherwise take any action with respect to the collection of the Merger Agreement Fees and Damages that will impede, interfere with, restrict or restrain the exercise by the Senior Lender of its right and remedies under the Senior Loan Agreement or which is contrary, prejudicial or inconsistent with the Senior Lender’s first priority secured position in the Collateral (all of the foregoing being collectively referred to as “Merger Agreement Fee Collection Actions”) until the indefeasible payment in full of the Senior Obligations in cash and the termination of the Commitment. Further, notwithstanding any provision of this Agreement to the contrary, if the Bridge Loan shall have been paid or purchased as set forth in Section 2(c) and (d) of the Junior Note, then the Junior Lender shall not take or action any Merger Agreement Fee Collection Actions until the earlier of (i) the indefeasible payment in full of the Senior Obligations in cash and the termination of the Commitment, (ii) the acceleration of the Senior Obligations and (iii) the expiration of three hundred sixty (360) days following the date of the termination of the Merger Agreement which triggered Borrower’s obligation to pay such Merger Agreement Fees and Damages, it being understood that (1) the Junior Lender shall discontinue any Merger Fee Collection Actions commenced by it at any time thereafter if the Senior Lender shall have commenced an Enforcement Action with respect to any Collateral, and (2) in no event shall the Junior Lender have the right to instruct any bank holding proceeds of any Collateral in a lockbox or blocked account as to the disposition of such proceeds.

          (x) The Junior Lender acknowledges and agrees that (i) MHR Capital Partners Master Account LP (as assignee of MHR Capital Partners (500) LP (f/k/a MHR Capital Partners LP)), MHR Capital Partners (100) LP and OTQ LLC (collectively, the “MHR Notehholders”) and MHR Capital Partners (500) LP in its capacity as collateral agent for the MHR Noteholders (in such capacity, the “MHR Collateral Agent”) have executed and delivered a certain Subordination Agreement of even date herewith in favor of the Junior Lender (the “Junior Lender MHR Subordination Agreement”) and (ii) the MHR Noteholders and the MHR Collateral Agent have executed and delivered a certain Amended and Restated Senior Subordination Agreement in favor of the Senior Lender of even date herewith (the “Senior Lender MHR Subordination Agreement”). The Junior Lender hereby acknowledges and agrees that, until the indefeasible payment in full of the Senior Obligations in cash and the termination of the Commitment, it shall not deliver a “Senior Non-Payment Default Notice” (as such term is defined in the Junior Lender MHR Subordination Agreement) unless and until the Senior Lender shall have delivered a “CapitalSource Non-Payment Default Notice” (as such term is defined in the Junior Lender MHR Subordination Agreement) and the “Senior Non-Payment Default Notice” delivered by the Junior Lender is based upon the same underlying event, circumstance or condition on which the “CapitalSource Non-Payment Default Notice” is based. Notwithstanding the foregoing, if the event, circumstance or condition upon which the “CapitalSource Non-Payment Default Notice” is waived or cured (including, without limitation, as a result of an amendment or modification to the Senior Loan Agreement or the “Junior Note” (as defined in the Junior Lender MHR Subordination Agreement) then the “Senior Non-Payment Default Notice” shall be deemed withdrawn. Any “Senior Non-Payment Default Notice” which is delivered in violation of, or which is not withdrawn as required by, this Section 2(x) shall be null and void.
     SECTION 3. Representations and Warranties. The Junior Lender and the Senior Lender hereby represent and warrant to the other that:
          (a) It has full power and authority to enter into, execute, delivery and carry out the terms of this Agreement and to incur the obligations provided for herein, all of which have been duly authorized by all proper and necessary action and are not prohibited by its governing instruments.
          (b) This Agreement, when executed and delivered, will constitute its valid and legally binding obligation enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles.
          (c) No provision of any mortgage, indenture, contract, agreement, statute, rule, regulation, judgment, decree or other binding on it or affecting its property conflicts with, or requires any consent which has not already been obtained under, or would in any way prevent the execution, delivery or performance of the terms of this Agreement.

     SECTION 4. Covenants of Junior Lender.
          (a) The Junior Lender agrees that it will not at any time contest the validity, perfection, priority or enforceability of the Senior Obligations or the Senior Lien in the Collateral granted to the Agent on behalf of the Senior Lender and/or the Senior Lender pursuant to the Senior Loan Documents. The provisions of this Agreement shall apply regardless of any invalidity, unenforceability or lack of perfection of the Senior Lien.
          (b) The Junior Lender acknowledges that the Agent on behalf of the Senior Lender has the right to collect payments of all accounts receivable of the Borrower pursuant to the Senior Loan Documents and that any collection of such accounts receivable by Junior Lender shall be subject to the terms and conditions of this Agreement and shall be paid to the Agent on behalf of the Senior Lender until the indefeasible payment in full of the Senior Obligations in cash and the termination of the Commitment.
          (c) The Junior Lender agrees that fifteen (15) days notice prior to any disposition of any assets of any Borrower or any Collateral securing any of the Senior Obligations shall be reasonable.
          (e) Subject to the terms and conditions of this Agreement, the Junior Lender agrees not to interfere with any disposition of assets of any Borrower or any Collateral securing any of the Senior Obligations by or at the direction of the Agent on behalf of the Senior Lender.
          (f) The Junior Lender waives any right to require the Agent or the Senior Lender to marshal any assets of any Borrower or to otherwise proceed in any fashion against any Borrower or any other person.
          (g) The Junior Lender acknowledges and agrees that, until the Senior Obligations are indefeasibly paid in full and the Commitment is terminated, the use and application of insurance proceeds and condemnation proceeds payable in connection with any property or business of any Borrower shall be governed by terms of the Senior Loan Documents. To the extent that the Agent or the Senior Lender permits such proceeds to be utilized by the Borrower to repair, rebuild or replace any lost or damaged property, the Junior Lender agrees that the Agent’s or the Senior Lender’s determination regarding the use of such proceeds shall be binding upon the Junior Lender. To the extent that any of such proceeds are not made available to any Borrower to repair, rebuild or replace any property, and such proceeds are paid to the Agent on behalf of the Senior Lender, the Senior Lender shall use such proceeds to repay Senior Obligations. In the event that any insurance or condemnation proceeds related to any property or business of any Borrower is paid to the Junior Lender, the Junior Lender agrees to immediately deliver such insurance or condemnation proceeds to the Agent on behalf of the Senior Lender.
          (h) The Junior Lender acknowledges and agrees that no obligations of the Borrower contained in the Senior Loan Documents are created for the benefit of the Junior Lender and the Junior Lender shall have no right to enforce any obligation or provision contained in the Senior Loan Documents.

     SECTION 5. Further Assurances. The Junior Lender shall, at any time and from time to time, at Borrower’s expense, promptly execute and deliver all further instruments and documents and take all further action that the Agent on behalf of the Senior Lender may request to protect any right or interest granted or purported to be granted hereby or to enable the Agent on behalf of the Senior Lender to exercise and enforce its rights and remedies hereunder.
     SECTION 6. Obligations Unimpaired. Nothing in this Agreement shall impair as between Borrower, on the one hand, and the Senior Lender or the Junior Lender, on the other hand, the obligations of Borrower to the Senior Lender or the Junior Lender, as the case may be. In addition, all rights and interests of the Agent and/or the Senior Lender hereunder, and all agreements and obligations of the Junior Lender and the Borrower under this Agreement, shall remain in full force and effect irrespective of:
          (a) the occurrence of any event or circumstance set forth in Section 2(g) above;
          (b) any lack of validity or enforceability of the Senior Loan Agreement or any document, agreement or instrument evidencing, securing or otherwise relating to the Senior Obligations; or
          (c) the occurrence of any event or circumstance which might otherwise constitute a defense available to, or a discharge of, either the Borrower with respect to the Senior Obligations or the Junior Lender with respect to this Agreement.
     SECTION 7. Termination; Reinstatement. (a) This Agreement shall terminate and cease to be of any further force or effect ninety (90) days after the indefeasible payment in full in cash of the Senior Obligations and termination of the Commitment.
          (b) If, at any time, all or part of any payment with respect to the Senior Obligations theretofore made by Borrower or any other Person is rescinded or must otherwise be returned by the Senior Lender for any reason whatsoever (including, without limitation, as a result of Borrower or any other Person becoming the subject of an Insolvency Event), this Agreement shall continue to be effective or be reinstated, as the case may be, all as though such payment had not been made.
     SECTION 8. Benefit of Agreement. Nothing in this Agreement, express or implied, shall give or be construed to give to any Person including, without limitation, Borrower (but excluding the Agent, the Senior Lender and the Junior Lender) any legal or equitable right, remedy or claim under this Agreement or under any covenant or provision contained herein, all such covenants and provisions being for the sole and exclusive benefit of the Agent, the Senior Lender and the Junior Lender.
     SECTION 9. Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, sent by facsimile (which is confirmed by an acknowledgement or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the addressee’s facsimile number) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

If to the Senior Lender, to:

CapitalSource Finance LLC
4445 Willard Avenue, 12th Floor
Chevy Chase, Maryland 20815
Attention: Healthcare and Specialty Business, Portfolio Manager
Facsimile: (301) 841-2340)
     with a copy (which shall not constitute notice) to:

Updike, Kelly & Spellacy, P.C.
One State Street
P.O. Box 231277
Hartford, Connecticut 06123-1277
Attention: John F. Wolter
Facsimile: (860) 548-2680

If to the Junior Lender (including MSL Family, LLC), to:

ComVest Investment Partners III, L.P.
One North Clematis
Suite 300
West Palm Beach, Florida 33401
Attention: Cecilio Rodriguez
Facsimile: (561) 671-3225
     with a copy (which shall not constitute notice) to:

Foley & Lardner LLP
100 North Tampa Street
Suite 2700
Tampa, FL 33602
Attention: Steven W. Vazquez
Facsimile: (813) 221-4210

If to the Borrower, to:

NationsHealth, Inc.
13630 NW 8th Street
Suite 210
Sunrise, Florida 33325
Attention: Chief Executive Officer
Facsimile: (954) 903-5005

with a copy (which shall not constitute notice) to:

McDermott Will & Emery LLP
201 South Biscayne Boulevard
22nd Floor
Miami, Florida 33131
Phone: 305.358.3500
Fax: 305.347.6500
Attention: Ira J. Coleman, Esq.
                  Frederic L. Levenson, Esq.
                  Harris Siskind, Esq.

and

McDermott Will & Emery LLP
227 West Monroe Street
Chicago, Illinois 60606
Phone: 312.372.2000
Fax: 312.984.7700
Attention: Helen R. Friedli, Esq.
or such other address or facsimile number as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 P.M. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt. In the event that an addressee of a notice or communication rejects or otherwise refuses to accept a notice or other communication delivered or sent in accordance with this Section 9, or if the notice or other communication cannot be delivered because of a change in address for which no notice was given, then such notice or other communication is deemed to have been received upon such rejection, refusal or inability to deliver.
     SECTION 10. Amendments and Waivers. No amendment or waiver of any provision of this Agreement, or consent to any departure by the Junior Lender or Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent on behalf of the Senior Lender, Borrower and the Junior Lender.
     SECTION 11. Delays; Partial Exercise of Remedies. No delay or omission of the Agent on behalf of the Senior Lender to exercise any right or remedy hereunder shall impair any such right or operate as a waiver thereof. No single or partial exercise by the Agent on behalf of the Senior Lender of any right or remedy shall preclude any other or further exercise thereof, or preclude any other right or remedy.
     SECTION 12. Counterparts; Telecopied Signatures. This Agreement and any waiver or amendment related hereto may be executed in counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Agreement may be executed and delivered by telecopier or other facsimile transmission all with the same force and effect as if the same were a fully executed and delivered original manual counterpart.

     SECTION 13. Severability. If any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
     SECTION 14. Entire Agreement; Successors and Assigns. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof, supersedes any prior written and verbal agreements among them with respect to the subject matter hereof, and shall bind and benefit the parties (including, without limitation, the Agent or the Senior Lender) and their respective successors and permitted assigns. Borrower and the Junior Lender each acknowledge and agree that the Senior Lender, subject to Section 3 hereof, at any time and from time to time may sell, assign or grant participating interests in or transfer all or any part of its rights or obligations under this Agreement, the Senior Obligations, the Collateral and/or the Loan Documents to one or more other persons, including, without limitation, financial institutions (each such transferee, assignee or purchaser, a “Transferee”). In such case, the Transferee shall have all of the rights and benefits with respect to the portion of such Senior Obligations, the Collateral, this Agreement and/or the Loan Documents, as the case may be, held by it as fully as if such Transferee were the original holder thereof (including, without limitation, rights of set off and recoupment), and shall become vested with all of the powers and rights given to Lender hereunder with respect thereto, and shall be deemed to be the “Senior Lender” for all purposes hereunder, the predecessor Senior Lender shall thereafter be forever released and fully discharged from any liability or responsibility hereunder with respect to the rights and interests so assigned, and either the Agent, the Senior Lender or any Transferee may be designated as the sole agent to manage the transactions and obligations contemplated herein.
     SECTION 15. Conflict. In the event of any express conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Senior Loan Agreement, the other Loan Documents, the Junior Agreement or the Junior Note, the provisions of this Agreement shall control.
     SECTION 16. Statement of Indebtedness. Upon demand by the Agent on behalf of the Senior Lender, the Junior Lender will furnish to the Agent on behalf of the Senior Lender a statement of indebtedness owing from Borrower to the Junior Lender. The Senior Lender may rely without further investigation upon any such statement.
     SECTION 17. SPECIFIC PERFORMANCE. THE AGENT ON BEHALF OF SENIOR LENDER IS HEREBY AUTHORIZED TO DEMAND SPECIFIC PERFORMANCE OF THIS AGREEMENT AT ANY TIME WHEN THE JUNIOR LENDER SHALL HAVE FAILED TO COMPLY WITH ANY OF THE PROVISIONS OF THIS AGREEMENT APPLICABLE TO IT. THE JUNIOR LENDER HEREBY IRREVOCABLY WAIVES ANY DEFENSE BASED ON THE ADEQUACY OF A REMEDY AT LAW THAT MIGHT BE ASSERTED AS A BAR TO SUCH REMEDY OF SPECIFIC PERFORMANCE.
     SECTION 18. GOVERNING LAW. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, WHETHER SOUNDING IN CONTRACT, TORT OR EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE INTERNAL LAWS AND DECISIONS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF MARYLAND.

     SECTION 19. SUBMISSION TO JURISDICTION. ALL DISPUTES BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER SOUNDING IN CONTRACT, TORT OR EQUITY OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE AND FEDERAL COURTS LOCATED IN THE STATE OF MARYLAND AND THE COURTS TO WHICH AN APPEAL THEREFROM MAY BE TAKEN; PROVIDED, HOWEVER, THAT THE SENIOR LENDER SHALL HAVE THE RIGHT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST THE JUNIOR LENDER TO ENFORCE THE PROVISIONS HEREOF IN ANY OTHER COURT OF COMPETENT JURISDICTION OR VENUE. EACH OF THE JUNIOR LENDER AND BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF ANY SUCH COURT IN WHICH THE SENIOR LENDER HAS COMMENCED A PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON FORUM NON CONVENIENS.
     SECTION 20. JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO (I) THIS AGREEMENT OR (II) ANY CONDUCT, ACT OR OMISSION OF THE JUNIOR LENDER, BORROWER, THE AGENT, SENIOR LENDER OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR OTHER AFFILIATE, IN EACH CASE WHETHER SOUNDING IN CONTRACT, TORT OR EQUITY OR OTHERWISE.
     SECTION 21. SERVICE OF PROCESS. THE JUNIOR LENDER HEREBY IRREVOCABLY DESIGNATES                                  AS THE DESIGNEE AND AGENT OF THE JUNIOR LENDER TO RECEIVE, FOR AND ON BEHALF OF THE JUNIOR LENDER, SERVICE OF PROCESS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH AGENT AT ITS ADDRESS WILL BE PROMPTLY FORWARDED BY MAIL TO THE JUNIOR LENDER, BUT THE FAILURE OF THE JUNIOR LENDER TO RECEIVE SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT ON BEHALF OF THE SENIOR LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
[SIGNATURE PAGES NEXT FOLLOW]

[Signature Page to the Senior Subordination Agreement]
     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed by its proper and duly authorized officer as of the date first set forth above.

JUNIOR LENDER: COMVEST NATIONSHEALTH HOLDINGS, LLC
By:	/s/ Jose Gordo
	Name:	Jose Gordo
	Title:	President

MSL FAMILY, LLC
By:	/s/ Mark Lama
	Name:	Mark Lama
	Title:	President

AGENT ON BEHALF OF SENIOR LENDER: CAPITALSOURCE FINANCE LLC, AS AGENT
By:	/s/ Natasha R. Luddington
	Name:	Natasha R. Luddington
	Title:	Authorized Signatory

[Acknowledgement Page to the Senior Subordination Agreement]
ACKNOWLEDGMENT
     Each of the undersigned hereby acknowledges the provisions of the foregoing Senior Subordination Agreement and agrees to abide by the terms thereof.

BORROWER: UNITED STATES PHARMACEUTICAL GROUP, L.L.C. d/b/a NATIONSHEALTH
By:	/s/ Glenn Parker
	Name:	Glenn Parker
	Title:	CEO

NATIONSHEALTH HOLDINGS, L.L.C.
By:	/s/ Glenn Parker
	Name:	Glenn Parker
	Title:	CEO

NATIONSHEALTH, INC.
By:	/s/ Glenn Parker
	Name:	Glenn Parker
	Title:	CEO

DIABETES CARE & EDUCATION, INC.
By:	/s/ Glenn Parker
	Name:	Glenn Parker
	Title:	GEO

NATIONAL PHARMACEUTICALS AND MEDICAL PRODUCTS (USA), LLC
By:	/s/ Glenn Parker
	Name:	Glenn Parker
	Title:	CEO

20